Exhibit 32.1

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Lone Pine Holdings, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2012, as filed with the Securities and Exchange Commission (the “Report”), I, Gianluca Cicogna Mozzoni, President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 11, 2012	/s/ Gianluca Cicogna Mozzoni Gianluca Cicogna Mozzoni President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary